                  REPORT OF INDEPENDENT AUDITORS ON SCHEDULES

The Board of Directors and Stockholder
American Equity Investment Life Insurance Company

We have audited the consolidated balance sheets of American Equity Investment Life Insurance Company as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001, and have issued our report thereon dated March 8, 2002 (included elsewhere in this Form N-4). Our audits also included the financial statement schedules listed as
Item 24(a)(2) of this Form N-4. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Des Moines, Iowa
March 8, 2002

               AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

                  SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                      THAN INVESTMENTS IN RELATED PARTIES

                               DECEMBER 31, 2001

                 COLUMN A                       COLUMN B       COLUMN C        COLUMN D
----------------------------------------------------------------------------------------
                                                                              AMOUNT AT
                                                                             WHICH SHOWN
                                                                             IN BALANCE
            TYPE OF INVESTMENT                  COST (1)      FAIR VALUE      SHEET (2)
----------------------------------------------------------------------------------------
                                                        (DOLLARS IN THOUSANDS)
Fixed maturity securities:
  Available for sale:
    United States Government and agencies     $  1,770,024   $  1,708,473   $  1,708,473
    State, municipal, and other governments          5,234          5,099          5,099
    Public utilities                                39,315         38,472         38,472
    Corporate securities                           495,971        473,556        473,556
    Redeemable preferred stocks                     15,704         17,055         17,055
    Mortgage and asset-backed securities           774,792        732,106        732,106
                                              ------------------------------------------
                                                 3,101,040      2,974,761      2,974,761

  Held for investment:
    United States Government and agencies          379,011        333,801        379,011
    Redeemable preferred stocks                     75,594         78,577         75,594
                                              ------------------------------------------
                                                   454,605        412,378        454,605
                                              ------------------------------------------
Total fixed maturity securities                  3,555,645   $  3,387,139      3,429,366
                                                             ============
Equity securities:
  Non-redeemable preferred stocks                   15,418   $     15,306         15,306
  Common stocks                                      2,991          2,739          2,739
                                              ------------------------------------------
Total equity securities                             18,409   $     18,045         18,045
                                                             ============
Mortgage loans on real estate                      108,181                       108,181
Derivative instruments                              37,709                        40,052
Policy loans                                           291                           291
Cash and cash equivalents                          179,739                       179,739
                                              ------------                  ------------
Total cash and investments                    $  3,899,974                  $  3,775,674
                                              ============                  ============

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities and derivative instruments, original cost for equity securities, and unpaid principal balance for mortgage loans on real estate and policy loans.

(2)  Derivative instruments are carried at estimated fair value.

               AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION

COLUMN A                          COLUMN B           COLUMN C          COLUMN D          COLUMN E
---------------------------------------------------------------------------------------------------------
                                  DEFERRED                                             OTHER POLICY
                                   POLICY                                                FUNDS AND
                                ACQUISITION       POLICY BENEFIT       UNEARNED          CONTRACT
                                    COSTS            RESERVES          PREMIUMS           CLAIMS
                                -------------------------------------------------------------------------
                                                     (DOLLARS IN THOUSANDS)
As of December 31, 2001:
  Life insurance                   $492,757          $3,993,945        $  --              $22,046
                                =========================================================================
As of December 31, 2000:
  Life insurance                   $289,609          $2,099,915        $  --              $16,669
                                =========================================================================
As of December 31, 1999:
  Life insurance                   $178,800          $1,358,876        $  --              $11,553
                                =========================================================================

COLUMN A                          COLUMN F          COLUMN G          COLUMN H        COLUMN I          COLUMN J
----------------------------------------------------------------------------------------------------------------
                                                                      BENEFITS,     AMORTIZATION
                                                                       CLAIMS,       OF DEFERRED
                                                       NET           LOSSES, AND       POLICY            OTHER
                                   PREMIUM         INVESTMENT        SETTLEMENT     ACQUISITION        OPERATING
                                   REVENUE           INCOME           EXPENSES          COSTS           EXPENSES
                                  ------------------------------------------------------------------------------
                                                              (DOLLARS IN THOUSANDS)
Year ended December 31, 2001:
  Life insurance                   $25,661           $135,941         $120,606         $23,040          $26,273
                                  ==============================================================================
Year ended December 31, 2000:
  Life insurance                   $19,372           $ 83,914         $ 65,257         $ 8,574          $25,166
                                  ==============================================================================
Year ended December 31, 1999:
  Life insurance                   $13,746           $ 62,918         $ 48,959         $ 7,063          $19,807
                                  ==============================================================================

               AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

                           SCHEDULE IV - REINSURANCE

                    COLUMN A                       COLUMN B       COLUMN C       COLUMN D         COLUMN E       COLUMN F
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                PERCENTAGE
                                                                  CEDED TO       ASSUMED                         OF AMOUNT
                                                     GROSS          OTHER      FROM OTHER                       ASSUMED TO
                                                     AMOUNT      COMPANIES      COMPANIES        NET AMOUNT         NET
                                                 ----------------------------------------------------------------------------
                                                                           (DOLLARS IN THOUSANDS)
Year ended December 31, 2001:
   Life insurance in force, at end of year       $  2,366,765    $   260,675      $  209,647       $2,315,737        9.05%
                                                 ============================================================================
   Insurance premiums and other considerations:
        Annuity and single premium universal
           life product charges                        12,555    $        35      $       --       $   12,520          --%
        Traditional life and accident and
           health insurance premiums                    9,043            156           4,254           13,141       32.37
                                                 ----------------------------------------------------------------------------
                                                 $     21,598    $       191      $    4,254       $   25,661       16.58%
                                                 ============================================================================

Year ended December 31, 2000:
   Life insurance in force, at end of year       $  2,365,190    $   171,704      $  161,793       $2,355,279        6.87%
                                                 ============================================================================
   Insurance premiums and other considerations:
        Annuity and single premium universal
           life product charges                  $      8,338    $        --      $       --       $    8,338          --%
        Traditional life and accident and
           health insurance premiums                    8,600            182           2,616           11,034       23.71
                                                 ----------------------------------------------------------------------------
                                                 $     16,938    $       182      $    2,616       $   19,372       13.50%
                                                 ============================================================================

Year ended December 31, 1999:
   Life insurance in force, at end of year       $  1,555,677    $     1,268      $  990,516       $2,544,925       38.92%
                                                 ============================================================================
   Insurance premiums and other considerations:
        Annuity and single premium universal
           life product charges                  $      3,452    $        --      $       --       $    3,452          --%
        Traditional life and accident and
           health insurance premiums                    7,444          1,111           3,961           10,294       38.48
                                                 ----------------------------------------------------------------------------
                                                 $     10,896    $     1,111      $    3,961       $   13,746       28.82%
                                                 ============================================================================